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                         GENERAL INSTRUMENT CORPORATION
              Exhibit 11 - Computation of Earnings/(Loss) Per Share
                     (In Thousands Except Per Share Amounts)
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                                                                             Three Months Ended                Six Months Ended
                                                                                   June 30,                        June 30,
                                                                         --------------------------       --------------------------
                                                                             1996             1995            1996             1995
                                                                         ---------        ---------       ---------        ---------
PRIMARY:
     Net Income/(loss) ...........................................       $ (58,086)       $  54,051       $ (26,924)       $ 111,107
                                                                         =========        =========       =========        =========

     Weighted average common shares outstanding ..................         127,188          122,647         126,502          122,476
     Incremental shares under stock option plans .................           1,220            1,094             893            1,023
                                                                         ---------        ---------       ---------        ---------
     Weighted average common and common
       equivalent shares outstanding .............................         128,408          123,741         127,395          123,499
                                                                         =========        =========       =========        =========

     Primary earnings/(loss) per share ...........................       $   (0.45)       $    0.44       $   (0.21)       $    0.90
                                                                         =========        =========       =========        =========

FULLY DILUTED:
     Net income/(loss) ...........................................       $ (58,086)       $  54,051       $ (26,924)       $ 111,107

     Interest and amortization of debt issuance costs
          related to the Convertible Junior Subordinated
          Notes, net of income tax effects .......................           4,022            4,119           8,097            8,238
                                                                         ---------        ---------       ---------        ---------

     Adjusted net income/(loss) ..................................       $ (54,064)       $  58,170       $ (18,827)       $ 119,345
                                                                         =========        =========       =========        =========

     Weighted average common shares outstanding ..................         127,188          122,647         126,502          122,476
     Incremental shares under stock option plans .................           1,220            1,362           1,079            1,392
     Incremental weighted average shares attributable
          to Convertible Junior Subordinated Notes ...............          19,529           21,053          20,172           21,053
                                                                         ---------        ---------       ---------        ---------
     Adjusted weighted average shares outstanding ................         147,937          145,062         147,753          144,921
                                                                         =========        =========       =========        =========

     Fully diluted earnings/(loss) per share ** ..................       $   (0.37)       $    0.40       $   (0.13)       $    0.82
                                                                         =========        =========       =========        =========
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Note:    The computations of primary and fully diluted earnings per share assume incremental  shares under stock  option plans using the treasury  stock method.

** Differs from earnings (loss) per share as reported in the Consolidated Statements of Operations because the calculation was antidilutive.